BRF S.A.

A Public Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 16269-2

Announcement to the Market

BRF S.A. (“BRF” or "Company") (BM&FBovespa: BRFS3; NYSE: BRFS) announces that it has filed today its Annual Report on Form 20-F for the year ended December 31, 2016 (“Form 20-F”) with the U.S. Securities and Exchange Commission (“SEC”).

In compliance with the New York Stock Exchange rules, the Form 20-F is available on our website at http://www.brf-br.com.  In addition, all shareholders of BRF may request, free of charge, a hard copy of BRF’s complete audited financial statements filed with the SEC.  To request a hard copy of BRF’s audited financial statements or to confirm or clarify this press release, please contact the Investor Relations Department of BRF, whose contact information is as follows:

Investor Relations Department
BRF S.A.
Rua Hungria, 1400, 5th Floor
01455-000 – São Paulo – SP – Brasil
Tel.: +55 11 2322-5377

E-mail: acoes@brf-br.com

São Paulo, April 25, 2017.

Pedro de Andrade Faria
Global Chief Executive, Financial and Investor Relations Officer